CONSENTS OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following documents of our report dated February 2, 2001, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000:

o Registration Statement (Form S-8 No. 333-33459) pertaining to the Wintrust Financial Corporation Employee Stock Purchase Plan.
o Registration Statement (Form S-8 No. 333-52650) pertaining to the Wintrust Financial Corporation 1997 Sock Incentive Plan.
o Registration Statement (Form S-8 No. 333-52652) pertaining to the Wintrust Financial Corporation Retirement Savings Plan.
o Registration Statement (Form S-3 No. 333-90211) pertaining to shares of Wintrust Financial Corporation issued in connection with the acquisition of Tricom, Inc.
o Registration Statement (Form S-3 No. 333-92075) pertaining to shares of Wintrust Financial Corporation issued in a private placement.
o Registration Statement (Form S-3 No. 333-56566) pertaining to shares of Wintrust Financial Corporation issued in a private placement.



/S/ Ernst & Young LLP

Chicago, Illinois
March 28, 2001

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The Board of Directors
Wintrust Financial Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-92075, 333-90211, and 333-56566) and on Form S-8 (Nos. 333-33459,
333-52650 and 333-52652) of Wintrust Financial Corporation of our report dated March 19, 1999, relating to the consolidated statements of operations, changes in shareholders' equity, and cash flows of Wintrust Financial Corporation and subsidiaries for the year ended December 31, 1998, which report is incorporated by reference in the December 31, 2000 annual report on Form 10-K of Wintrust Financial Corporation.


/s/ KPMG LLP

Chicago, Illinois
March 28, 2001

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